Exhibit 99.1

Contact:
Shelley Boxer, V.P. Finance
MSC Industrial Direct Co., Inc.
(516) 812-1216

Investors/Media: Eric Boyriven/Alexandra Tramont
FD
(212) 850-5600

For Immediate Release

MSC INDUSTRIAL DIRECT CO., INC. PROMOTES ERIK GERSHWIND TO
EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

Melville, NY, October 20, 2009 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” one of the premier distributors of Metalworking and Maintenance, Repair and Operation (“MRO”) supplies to industrial customers throughout the United States, today announced that the Company’s Board of Directors has promoted Erik Gershwind to the position of Executive Vice President and Chief Operating Officer.

Mr. Gershwind previously served as MSC’s Senior Vice President, Product Management and Marketing where he has had overall responsibility for product management and marketing activities, including purchasing, supplier management, merchandising, supply chain management, promotional strategy, database marketing and marketing services, as well as overall responsibility for corporate strategic planning.  In his new role, Mr. Gershwind is responsible for the Company’s Sales and Operations functions. He will continue to report to David Sandler, MSC’s President and Chief Executive Officer.

Mr. Gershwind, age 38, has held various positions of increasing responsibility in business development, sales management,branch integration, product management, marketing and e-commerce at the Company.  Before becoming Senior Vice President, Product Management and Marketing in December 2005, Mr. Gershwind served as Vice President of Product Management and previous to that as Vice President of MRO and Inventory Management.  Mr. Gershwind joined the Company in 1996 as manager of the Company’s acquisition integration initiative, and in 1999 established MSC’s highly successful Internet business as Director of E-Commerce.

Mr. Sandler commented, “Management and the Board could not be more pleased with Erik’s dedication, performance and accomplishments throughout his career at MSC.  His 13 years with the Company have prepared him well for his new position, as he has successfully led numerous projects and excelled in a succession of more challenging leadership roles.  For the last four years Erik has also led our Strategic Team, which is responsible for formulating the Company’s strategic plan and steering its direction. Erik has a proven track record of success and most importantly, has demonstrated that he is a cultural leader of our Company.  I look forward to continuing to work closely together as we execute our strategy for the business going forward.”

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MSC INDUSTRIAL DIRECT CO., INC. PROMOTES ERIK GERSHWIND TO	PAGE 2
EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

Mr. Gershwind graduated summa cum laude with a B.S. in Economics from the Wharton School of Business, University of Pennsylvania and magna cum laude with a J.D. from Harvard Law School. He also serves on the board of directors for the Gershwind and Jacobson charitable foundations and on the board of overseers for the University of Pennsylvania Libraries.

Mr. Gershwind lives on Long Island with his wife and their three children.

About MSC Industrial Direct Co., Inc.
MSC Industrial Direct Co., Inc. is one of the premier distributors of MRO supplies to industrial customers throughout the United States. MSC distributes approximately 590,000 industrial products from approximately 3,000 suppliers to approximately 350,000 customers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8:00 p.m. Eastern Time. MSC reaches its customers through a combination of approximately 27 million direct-mail catalogs and CD-ROMs, 96 branch sales offices, 927 sales people, the Internet and associations with some of the world's most prominent B2B e-commerce portals. For more information, visit the Company's website at http://www.mscdirect.com.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including statements about future expected net sales and diluted earnings per share, shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, competition, general economic conditions in the markets in which the Company operates, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on the Company’s information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits.  Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's reports on Forms 10-K, 10-Q and 8-K that the Company files with the U.S. Securities and Exchange Commission.  The forward-looking statements in this press release are based on current expectations and the Company assumes no obligation to update these forward-looking statements.

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